UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 17, 2007 (October 11, 2007)
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

On October 11, 2007, i2 Telecom International, Inc., a Washington corporation (the “Company”), entered into an employment agreement with Mr. Mark Hewitt (the “Agreement”) whereby Mr. Hewitt accepted the position of Chief Strategy Officer of the Company. The term of Mr. Hewitt’s employment under the Agreement shall be for one six-month period (the “Initial Term”), to commence on October 11, 2007 and end six months from the date of the Agreement. Thereafter, the Company and Mr. Hewitt may elect to extend employment to Mr. Hewitt for one or more additional six-month periods, commencing six-months from the date of the Agreement upon mutual consent.

Under the terms of the Agreement, Mr. Hewitt shall receive compensation comprised of an annual salary of $120,000 and certain employee benefits, including grants of incentive stock options for the purchase of shares of the Company’s common stock. Upon execution of the Agreement, Mr. Hewitt was granted an aggregate of 1,500,000 stock options: (i) 300,000 stock options shall vest immediately upon Mr. Hewitt’s execution and delivery of the Agreement and shall be exercisable at $0.01 each for a period of three (3) years into underlying shares of the Company’s common stock; (ii) 500,000 stock options shall be exercisable at $0.15 each for a period of three (3) years into underlying shares of the Company’s common stock and will best upon the Company closing a financing in excess of $10 million; (iii) 200,000 stock options shall be exercisable at $0.01each for a period of three (3) years into underlying shares of the Company’s common stock and shall vest equally over the Initial Term of six months; and (iv) 500,000 stock options shall be exercisable at $0.15 each for a period of three (3) years into underlying shares of the Company’s common stock and will vest upon Mr. Hewitt’s completion of the Initial Term of six-months of employment.

Item 8.01 Other Events

On October 15, 2007, the Company issued a press release concerning the matters discussed in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated October 11, 2007 by and between i2 Telecom International, Inc. and Mark Hewitt

99.1	Press Release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	October 17, 2007
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Executive Officer and Principal Financial Officer